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                                                                     EXHIBIT 1.1

                     STRUCTURED ASSET SECURITIES CORPORATION
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-24A

                                 TERMS AGREEMENT

                                                            Dated: July 25, 2003

To: Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of July 1, 2003 (the "Trust Agreement").

Re: Underwriting Agreement Standard Terms dated as of April 16, 1996 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation:        Series 2003-24A.

Terms of the Series 2003-24A Certificates:   Structured Asset Securities
Corporation, Series 2003-24A Mortgage Pass-Through Certificates, Class 1-A1, Class 1-A2, Class 1-A3, Class 1-PAX, Class 2-A, Class 2-AX, Class 3-A1, Class 3-A2, Class 3-AX, Class 4-A, Class 4-AX, Class 4-PAX, Class 5-A, Class B1, Class B2, Class B3, Class B4, Class B5, Class B6, Class P-I, Class P-II, Class P-III and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund consist of five pools of adjustable rate, conventional, first lien, residential mortgage loans (the "Mortgage Loans"). Only the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-PAX, Class 2-A, Class 2-AX, Class 3-A1, Class 3-A2, Class 3-AX, Class 4-A, Class 4-AX, Class 4-PAX, Class 5-A, Class B1, Class B2, Class B3 and Class R (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement:    File Number 333-102489.

Certificate Ratings:   It is a condition of Closing that at the Closing Date
the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-PAX, Class 2-A, Class 2-AX, Class 3-A1, Class 3-A2, Class 3-AX, Class 4-A, Class 4-AX, Class 4-PAX, Class 5-A and Class R Certificates be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc., ("Moody's" and together with S&P, the "Rating Agencies"); the Class B1 Certificates be rated "AA" by S & P; the Class B2 Certificates be rated "A" by S&P and the Class B3 Certificates be rated "BBB" by S&P.

Terms of Sale of Offered Certificates:   The Depositor agrees to sell to Lehman
Brothers Inc., (the "Underwriter") and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for the Offered Certificates shall be the Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cutoff Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Cut-off Date:     July 1, 2003.

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Closing Date:   10:00 A.M., New York time, on or about July 30, 2003. On the
Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefor for the account of the Underwriter.

                            [SIGNATURE PAGE FOLLOWS]

                                       2
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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.

                                             LEHMAN BROTHERS INC.

                                             By:
                                                   -----------------------------
                                                   Name:   Stanley P. Labanowski
                                                   Title:  Senior Vice President
Accepted:

STRUCTURED ASSET SECURITIES
CORPORATION

By:
     -----------------------------
     Name:   Michael C. Hitzmann
     Title:  Vice President

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                                   Schedule 1

            Class      Initial Certificate   Certificate        Purchase Price
            -----           Principal        Interest Rate        Percentage
                             Amount(1)       -------------      --------------
                       -------------------
             1-A1      $        15,000,000            4.60%(2)             100%
             1-A2      $        30,000,000            3.87%(2)             100%
             1-A3      $       103,008,000            5.00%(2)             100%
            1-PAX                       (3)           4.50%(3)             100%
             2-A       $       144,336,000            3.97%(4)             100%
             2-AX                       (3)           3.97%(3)             100%
             3-A1      $        96,705,000            4.06%(4)             100%
             3-A2      $        96,705,000           3.815%(4)             100%
             3-AX                       (3)           4.00%(3)             100%
             4-A       $        75,270,000            4.31%(4)             100%
             4-AX                       (3)           4.31%(3)             100%
            4-PAX                       (3)           4.31%(3)             100%
             5-A       $        29,069,000      Adjustable(2)              100%
              B1       $        19,536,000      Adjustable(2)              100%
              B2       $         4,959,000      Adjustable(2)              100%
              B3       $         3,720,000      Adjustable(2)              100%
              R        $               100      Adjustable(2)              100%
----------
(1) These balances are approximate, as described in the prospectus supplement.

(2) These Certificates will accrue interest based on adjustable interest rates, as described in the prospectus supplement.

(3) The Class 1-PAX, Class 2-AX, Class 3-AX, Class 4-AX and Class 4-PAX Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their respective notional amounts, as described in the prospectus supplement (the initial notional amounts of these bonds will be $13,643,509, $41,981,446, $56,711,796, $7,262,746 and $11,383,183, respectively).
         With respect to any Distribution Date on or prior to April 2010, the amount of interest payable to each of the Class 4-AX and Class 4-PAX Certificates is subject to adjustment as described in the prospectus supplement. After the Distribution Date in May 2008, the Class 1-PAX Certificates will no longer be entitled to receive distributions of any kind. After the Distribution Date in May 2008, the Class 2-AX Certificates will no longer be entitled to receive distributions of any kind. After the Distribution Date in May 2008, the Class 3-AX Certificates will no longer be entitled to receive distributions of any kind. After the Distribution Date in April 2010, the Class 4-AX and Class 4-PAX Certificates will no longer be entitled to receive distributions of any kind.

(4) The Class 1-A1, Class 1-A2 and Class 1-A3 Certificates will accrue interest based on the interest rate specified above until the end of the accrual period in April 2008, subject to adjustment as described in the prospectus supplement. Beginning with the accrual period in May 2008, the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates will accrue interest at the Net WAC for pool 1, as described in the prospectus supplement. The Class 2-A Certificates will accrue interest based on the interest rate specified above until the end of the accrual period in April 2008, subject to adjustment as described in the prospectus supplement. Beginning with the accrual period in May 2008, the Class 2-A Certificates will accrue interest at the Net WAC for pool 2, as described in the prospectus supplement. The Class 3-A1 and Class 3-A2 Certificates will accrue interest based on the interest rate specified above until the end of the accrual period in April 2008, subject to a maximum rate equal to the Net WAC for pool 3. Beginning with the accrual period in May 2008, the Class 3-A1 and Class 3-A2 Certificates will accrue interest at the Net WAC for pool 3, as described in the prospectus supplement. The Class 4-A Certificates will accrue interest based on the interest rate specified above until the end of the accrual period in March 2010, subject to adjustment as described in the prospectus supplement. Beginning with the accrual period in April 2010, the Class 4-A Certificates will accrue interest at the Net WAC for pool 4, as described in the prospectus supplement.